Exhibit (d)(7)(i)

TRANSAMERICA FUNDS

AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

THIS AMENDMENT is dated as of November 1, 2022, to the Investment Subadvisory Agreement dated as of August 28,2020, as amended, (the “Agreement”) between Transamerica Asset Management, Inc. and Goldman Sachs Asset Management, L.P.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.     Schedule A. Schedule A to the Agreement is hereby deleted entirely and replaced as follows:

FUND	SUB-ADVISER COMPENSATION[1]

Transamerica Asset Allocation - Conservative Portfolio

Transamerica Asset Allocation - Growth Portfolio

Transamerica Asset Allocation - Moderate Growth Portfolio

Transamerica Asset Allocation - Moderate Portfolio

0.070% of the first $1 billion;

0.055% over $ 1 billion up to $ 3 billion;

0.050% over $3 billion up to $5 billion;

0.045% over $5 billion up to $7 billion;

0.0425% over $7 billion up to $ 9 billion; and

0 .0350% in excess of $9 billion

(I)

The average daily net assets for the purposes of calculating subadvisory fees will be determined based of the aggregate average daily net assets of Transamerica Asset Allocation - Conservative Portfolio, Transamerica Asset Allocation - Growth Portfolio, Transamerica Asset Allocation - Moderate Growth Portfolio, Transamerica Asset Allocation - Moderate Portfolio, each a series of the Trust and Transamerica Goldman Sachs 70/30 Allocation VP, Transamerica Goldman Sachs Managed Risk - Balanced ETF VP, Transamerica Goldman Sachs Managed Risk - Conservative ETF VP, and Transamerica Goldman Sachs Managed Risk - Growth ETF VP, each a series of Transamerica Series Trust

In all other respects, the Agreement dated as of August 28, 2020, as amended, is confirmed, and remains in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this amendment as of the date set forth above.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:
Name:	Christopher A. Staples
Title:	Senior Vice President